EXHIBIT 99.1

News Release

CBOE HOLDINGS REPORTS SOLID FIRST-QUARTER RESULTS

First-Quarter 2016 Financial Highlights

-- Operating Revenue Increases 14 Percent to $162.3 Million
-- GAAP Net Income Allocated to Common Stockholders Increases 17 Percent to $49.2 Million; Diluted EPS of $0.60, Up 20 Percent
-- Adjusted Net Income Allocated to Common Stockholders Rose 18 Percent to $49.9 Million; Adjusted Diluted EPS of $0.61, Up 22 Percent1
-- GAAP Operating Margin of 49.0 Percent Compared With 48.7 Percent, Up 30 Basis Points; Adjusted Operating Margin of 49.7 Percent, Up 100 Basis Points1

CHICAGO, April 29, 2016 - CBOE Holdings, Inc. (NASDAQ: CBOE) today reported net income allocated to common stockholders of $49.2 million, or $0.60 per diluted share, for the first quarter of 2016, compared with $42.1 million, or $0.50 per diluted share, in the first quarter of 2015. On an adjusted basis, net income allocated to common stockholders was $49.9 million, or $0.61 per share, up 18 percent and 22 percent, respectively, over the first quarter of last year. Operating revenue for the quarter was $162.3 million, up 14 percent compared with $142.8 million in the first quarter of 2015.
Financial results presented on an adjusted basis for the first quarter of 2016 and 2015 exclude certain items, which are detailed in the reconciliation of non-GAAP results.
"Our first-quarter results reflect the strong contribution and utility of our proprietary products. S&P 500® Index (SPX) options, Russell 2000 Index (RUT) options and CBOE Volatility Index® (VIX®) futures and options posted a 28 percent rise in trading volume, significantly outpacing the 3 percent increase reported for multiply-listed options traded industrywide. Moreover, our team is energized by the opportunities we see for ongoing growth as a result of advancing our strategy to continue to define and lead the options and volatility space globally, develop unique products, leverage strategic alliances and expand our customer base,” said Edward T. Tilly, CBOE Holdings' Chief Executive Officer.

"Our first-quarter results represent a strong start to 2016, reporting record first-quarter diluted EPS and year-over-year gains in revenues and operating margin. We plan to continue to be disciplined in managing expenses while making prudent investments to strengthen and grow our business for the long term, with a steadfast focus on enhancing shareholder value,” said Alan J. Dean, CBOE Holdings' Executive Vice President and Chief Financial Officer.
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2016 and 2015 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.

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Key Statistics and Financial Highlights
The table below highlights CBOE Holdings' operating results on a GAAP basis and an adjusted basis for the three-month periods ended March 31, 2016 and 2015. Financial results presented on an adjusted basis provide supplemental information to facilitate period-over-period comparisons by adjusting for certain items that management believes are not indicative of the company's core operating performance.

(in millions, except per share amounts, revenue per contract and trading days)	1Q 2016	1Q 2015	Y/Y Change
Key Statistics:
Total Trading Days	61	61
Average Daily Volume (options and futures)	4.77	4.77	—%
Total Trading Volume (options and futures)	291.3	290.7	—%
Average Revenue Per Contract	$0.405	$0.340	19%
GAAP Financial Highlights:
Total Operating Revenues	$162.3	$142.8	14%
Total Operating Expenses	82.8	73.3	13%
Operating Income	79.5	69.5	14%
Operating Margin %	49.0%	48.7%	30	bps
Net Income	$49.2	$42.3	16%
Net Income Allocated to Common Stockholders	$49.2	$42.1	17%
Diluted EPS	$0.60	$0.50	20%
Weighted Average Shares Outstanding	81.8	84.0	(3%)
Adjusted Financial Highlights (1):
Total Operating Expenses	$81.7	$73.3	11%
Operating Income	80.6	69.5	16%
Operating Margin %	49.7%	48.7%	100	bps
Net Income Allocated to Common Stockholders	$49.9	$42.3	18%
Diluted EPS	$0.61	$0.50	22%
(1) A full reconciliation of our non-GAAP results to our GAAP results for the 2016 and 2015 reporting periods is included in the attached tables. See "Non-GAAP Information” in the accompanying financial tables.
Operating Revenue
Total operating revenue was $162.3 million in the first quarter of 2016, up $19.5 million, or 14 percent, from $142.8 million in the first quarter of 2015. The higher revenue was primarily driven by increases of $19.3 million in transaction fees and $1.7 million in exchange services and other fees, partially offset by a decrease of $1.7 million in other revenue.
Transaction fees rose 20 percent in the quarter due to a 19 percent increase in the average revenue per contract (RPC), with total trading volume relatively unchanged versus the first quarter of 2015. Total trading volume in the first quarter was 291.3 million contracts, or 4.77 million contracts per day, compared with volume of 290.7 million contracts, or 4.77 million contracts per day, in last year's first quarter. Average daily trading volume in the company's higher-margin index options and futures contracts rose 28 percent in the quarter while lower-margin multiply-listed options declined 14 percent versus the first quarter last year. The RPC in the first quarter of 2016 was $0.405 compared with $0.340 in the first quarter of 2015.
The higher RPC primarily reflects a favorable shift in the mix of products traded with a higher proportion of volume coming from index options and futures contracts, which generate the highest RPC. These product categories accounted for 42.4 percent of trading volume in the first quarter of 2016, compared with 33.3 percent in the first quarter of 2015.

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The average RPC represents total transaction fee revenue divided by total reported trading volume for Chicago Board Options Exchange® (CBOE®), C2 Options ExchangeSM (C2SM) and CBOE Futures ExchangeSM (CFE®).
Adjusted Operating Expenses
Total operating expenses were $82.8 million for the first quarter of 2016, up $9.5 million or 13 percent, compared with $73.3 million for the same period in 2015, primarily due to increases in royalty fees, professional fees and outside services, compensation and benefits and depreciation and amortization. Total adjusted operating expenses, which exclude accelerated stock-based compensation, acquisition-related expenses and other unusual items included in the first quarter of 2016, were $81.7 million, up $8.4 million or 11 percent, compared with $73.3 million for the first quarter of 2015.
The company's core operating expenses, which include total operating expenses less volume-based expenses, depreciation and amortization, accelerated stock-based compensation expense and unusual or one-time expenses, were $50.9 million for the first quarter of 2016, up $3.0 million, or 6 percent, compared with last year's first quarter. The increase in core operating expenses primarily reflects increases of $1.3 million in professional fees and outside services and $1.5 million in compensation and benefits. The increase in professional fees and outside services primarily reflects higher fees for legal and other professional services. The increase in compensation and benefits was largely driven by higher expenses for stock-based compensation and incentive compensation, which are aligned with the company's financial performance.
Volume-based expenses, which include royalty fees and order routing fees, were $19.2 million in the first quarter of 2016, an increase of $4.2 million or 29 percent, compared with the same period last year. This increase includes higher royalty fees of $4.9 million, partially offset by lower order routing fees of $0.7 million. The increase in royalty fees resulted from higher trading volume in licensed index and futures products, which rose 28 percent over last year's first quarter.
Adjusted Operating Margin
The company's adjusted operating margin was 49.7 percent for the first quarter of 2016, up 100 basis points compared with 48.7 percent for the first quarter of 2015. The margin increase reflects the positive operating leverage generated from the company's higher revenue base.
Effective Tax Rate
The company reported an effective tax rate of 38.9 percent for the current quarter compared with 39.0 percent in last year's first quarter.
Operational Highlights and Recent Developments

•
On April 15, CBOE started overnight dissemination of the VIX Index. Values for the VIX Index are expected to be published every 15 seconds starting at 2:15 a.m. during CBOE’s extended trading hours session for VIX and SPX options, which runs from 2:00 a.m. to 8:15 a.m. CT.

•	On March 29, CBOE listed options on the FTSE 100 and FTSE China 50 Mini-Indexes.

•	On March 21, CBOE launched FLEX® index options with Asian and Cliquet style settlement.

•
On March 14, CBOE received two honors at the EQDerivatives Global Equity & Volatility Derivatives Awards in New York City: U.S. Exchange of the Year and Listed Product Launch of the Year for VIX Weeklys futures and options.

•
On February 23, CBOE listed SPX Wednesday-expiring WeeklysSM options. CBOE's new SPX Wednesday-expiring Weeklys options, or "Wednesday Weeklys," generally have the same characteristics as CBOE's Friday-expiring SPX Weeklys options.

•
On January 25, the company announced that it made a majority equity investment in Vest Financial Group Inc., an asset management firm that provides options-based investments through structured protective strategies and innovative technology solutions.

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2016 Fiscal Year Financial Guidance
The company reaffirmed or updated its financial guidance for the 2016 fiscal year as follows:

•	Core expenses for the 2016 fiscal year are expected to be in the range of $211.0 million to $215.0 million.

•	Continuing stock-based compensation expense included in core expenses is expected to be approximately $13.5 million for the full year.

•
In addition, the company expects to recognize accelerated stock-based compensation expense, on a quarterly basis, totaling approximately $1.0 million for the full year. This expense is expected to be reported in compensation and benefits and included in the company's non-GAAP reconciliation as an adjusted financial measure.

•	Capital expenditures are expected to be in the range of $47.0 million to $49.0 million.

•	Depreciation and amortization expense is expected to be in the range of $46.0 million to $48.0 million.

•
The adjusted effective tax rate for full-year 2016 is expected to be in the range of 38.5 percent to 39.5 percent. Significant changes in trading volume, expenses, state and local tax rates and other items, including ongoing state and federal tax audits, could materially impact this expectation.

Return of Capital to Stockholders
During the first quarter of 2016, the company repurchased 666,886 shares of its common stock under its share repurchase program at an average price of $63.60 per share, for an aggregate purchase price of $42.4 million.
Since the inception of its share repurchase program in 2011 through March 31, 2016, the company has repurchased 10,666,501 shares of its common stock at an average price of $45.46 per share, for a total of $484.9 million.
As of March 31, 2016, the company had approximately $115.1 million of availability remaining under its existing share repurchase authorizations.
Earnings Conference Call
Executives of CBOE Holdings will host a conference call to review its first-quarter financial results today, April 29, 2016, at 8:30 a.m. ET/7:30 a.m. CT. The conference call and any accompanying slides will be publicly available via live webcast from the Investor Relations section of the company's website at www.cboe.com under Events & Presentations. Participants may also listen via telephone by dialing (877) 255-4313 from the United States, (866) 450-4696 from Canada or (412) 317-5466 for international callers. Telephone participants should place calls 10 minutes prior to the start of the call. The webcast will be archived on the company's website for replay. A telephone replay of the earnings call also will be available from approximately 11:00 a.m. CT, April 29, 2016, through 11:00 p.m. CT, May 6, 2016, by calling (877) 344-7529 from the U.S., (855) 669-9658 from Canada or (412) 317-0088 for international callers, using replay code 10082585.

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About CBOE Holdings
CBOE Holdings, Inc. (NASDAQ: CBOE) is the holding company for Chicago Board Options Exchange (CBOE), CBOE Futures Exchange (CFE) and other subsidiaries. CBOE, the largest U.S. options exchange and creator of listed options, continues to set the bar for options and volatility trading through product innovation, trading technology and investor education. CBOE Holdings offers equity, index and ETP options, including proprietary products, such as options and futures on the CBOE Volatility Index (VIX Index) and S&P 500 options (SPX), the most active U.S. index option. Other products engineered by CBOE include equity options, security index options, Weeklys options, FLEX options, and benchmark products such as the CBOE S&P 500 BuyWrite Index (BXM). CBOE Holdings is home to the world-renowned Options Institute, Livevol options analytics and data tools, and www.cboe.com, the go-to place for options and volatility trading resources.

Forward-Looking Statements

This press release may contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those statements that reflect our expectations, assumptions or projections about the future and involve a number of risks and uncertainties. These statements are only predictions based on our current expectations and projections about future events. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. There are important factors that could cause actual results, level of activity, performance or achievements  to differ materially from that expressed or implied by the forward-looking statements, including: the loss of our right to exclusively list and trade certain index options and futures products; economic, political and market conditions; compliance with legal and regulatory obligations, including our obligations under agreements with regulatory agencies; increasing price competition in our industry; decreases in trading volumes or a shift in the mix of products traded on our exchanges; legislative or regulatory changes; increasing competition by foreign and domestic entities; our dependence on third party service providers; our index providers' ability to perform under our agreements; our ability to operate our business without violating the intellectual property rights of others and the costs associated with protecting our intellectual property rights; our ability to accommodate trading volume and transaction traffic, including significant increases, without failure or degradation of performance of our systems; our ability to protect our systems and communication networks from security risks, including cyber-attacks; the accuracy of our estimates and expectations; our ability to maintain access fee revenues; our ability to meet our compliance obligations, including managing potential conflicts between our regulatory responsibilities and our for-profit status; the ability of our compliance and risk management methods to effectively monitor and manage our risks; our ability to attract and retain skilled management and other personnel; and our ability to manage our growth and strategic acquisitions or alliances effectively.

More detailed information about factors that may affect our performance may be found in our filings with the U.S. Securities and Exchange Commission, including in our Annual Report on Form 10-K for the year ended December 31, 2015 and other filings made from time to time with the SEC.

The condensed consolidated statements of income, balance sheets and statements of cash flows are unaudited and subject to reclassification.

CBOE Media Contacts:		Analyst Contact:
Suzanne Cosgrove	Gary Compton	Debbie Koopman
(312) 786-7123	(312) 786-7612	(312) 786-7136
cosgrove@cboe.com	comptong@cboe.com	koopman@cboe.com
CBOE-F

Trademarks:

CBOE®, Chicago Board Options Exchange®, CBOE Volatility Index®, CFE®, Execute Success®, Livevol®, FLEX®, and VIX® are registered trademarks and BuyWriteSM, BXMSM, CBOE Futures ExchangeSM, The Options InstituteSM, and WeeklysSM are service marks of Chicago Board Options Exchange, Incorporated (CBOE).  C2SM and C2 Options ExchangeSM are service marks of C2 Options Exchange, Incorporated (C2). Standard & Poor's®, S&P® and S&P 500® are registered trademarks of Standard & Poor's Financial Services LLC and have been licensed for use by CBOE, C2 and CFE. Russell® and Russell 2000® are registered trademarks of Frank Russell Company, used under license. FTSE® and the FTSE indexes are trademarks and services marks of FTSE International Limited, used under license. All other trademarks and service marks are the property of their respective owners.

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CBOE Holdings, Inc.
Selected Quarterly Operating Statistics

Average Daily Volume by Product (in thousands)

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
PRODUCT:
Equities	1,449	1,435	1,476	1,530	1,808
Indexes	1,811	1,547	2,076	1,445	1,399
Exchange-traded products	1,298	1,075	1,432	1,221	1,371
Total Options Average Daily Volume	4,558	4,057	4,984	4,196	4,578
Futures	216	188	261	183	187
Total Average Daily Volume	4,774	4,245	5,245	4,379	4,765

Mix of Trading Volume by Product

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
PRODUCT:
Equities	30.4%	33.8%	28.1%	34.9%	37.9%
Indexes	37.9%	36.5%	39.6%	33.0%	29.4%
Exchange-traded products	27.2%	25.3%	27.3%	27.9%	28.8%
Futures	4.5%	4.4%	5.0%	4.2%	3.9%
Total	100.0%	100.0%	100.0%	100.0%	100.0%

Average Revenue Per Contract by Product

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
Trading Days	61	64	64	63	61
PRODUCT:
Equities	$0.085	$0.097	$0.106	$0.093	$0.077
Indexes	0.720	0.726	0.709	0.697	0.712
Exchange-traded products	0.117	0.143	0.143	0.117	0.118
Total Options Average Revenue Per Contract	0.346	0.349	0.368	0.308	0.284
Futures	1.643	1.686	1.647	1.758	1.705
Total Average Revenue Per Contract	$0.405	$0.408	$0.431	$0.368	$0.340

Transaction Fees by Product (in thousands)

	1Q 2016	4Q 2015	3Q 2015	2Q 2015	1Q 2015
PRODUCT:
Equities	$7,505	$8,866	$10,036	$8,942	$8,541
Indexes	79,551	71,891	94,192	63,441	60,807
Exchange-traded products	9,263	9,839	13,089	8,966	9,893
Total Options Transaction Fees	$96,319	$90,596	$117,317	$81,349	$79,241
Futures	21,685	20,257	27,506	20,268	19,482
Total Transaction Fees	$118,004	$110,853	$144,823	$101,617	$98,723

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Non-GAAP Information
In addition to disclosing results determined in accordance with GAAP, CBOE Holdings has disclosed certain non-GAAP measures of operating performance. These measures are not in accordance with, or a substitute for, GAAP, and may be different from or inconsistent with non-GAAP financial measures used by other companies. The non-GAAP measures provided in this press release include core operating expenses, adjusted operating expenses, adjusted operating income, adjusted operating margin, adjusted net income allocated to common stockholders and adjusted diluted earnings per share.
Management believes that the non-GAAP financial measures presented in this press release, including adjusted net income and core operating expenses, provide useful and comparative information to assess trends in our core operations and a means to evaluate period-to-period comparisons. Non-GAAP financial measures disclosed by management, including adjusted diluted EPS, are provided as additional information to investors in order to provide them with an alternative method for assessing our financial condition and operating results.
The table below shows core operating expenses, which is the company's operating expenses after excluding (i) volume-based expenses, (ii) depreciation and amortization expense, (iii) accelerated stock-based compensation expense and (iv) other unusual or one-time expenses.

	Three Months Ended March 31,

(in thousands)	2016	2015
Total Operating Expenses	$82,849	$73,286
Less:
Depreciation and amortization	11,851	10,402
Acquisition-related expenses	368	—
Accelerated stock-based compensation expense	200	—
Assessment of computer-based lease taxes for prior period use	298	—
Volume-based expenses:
Royalty fees	19,114	14,150
Order routing	104	787
Core Operating Expenses (non-GAAP):	$50,914	$47,947
Less: Continuing stock-based compensation expense	3,163	2,655
Core Operating Expenses Excluding Continuing Stock-Based Compensation (non-GAAP)	$47,751	$45,292

Detail of Core Operating Expenses (non-GAAP)
Compensation and benefits	$26,906	$25,439
Technology support services	5,380	5,325
Professional fees and outside services	13,263	11,950
Travel and promotional expenses	2,515	2,501
Facilities costs	1,528	1,384
Other expenses	1,322	1,348
Total	$50,914	$47,947

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The information below shows the reconciliation of each financial measure from GAAP to non-GAAP. The non-GAAP financial measures exclude the impact of those items detailed below and are referred to as adjusted financial measures.

	Three Months Ended March 31,
(in thousands, except per share amounts)	2016	2015

Reconciliation of GAAP Net Income Allocated to Common Stockholders to Non-GAAP
GAAP net income allocated to common stockholders	$49,198	$42,079
Add: Accelerated stock-based compensation	200	—
Add: Acquisition-related expenses	368	—
Add: Amortization of intangible assets	261	—
Add: Assessment of computer-based lease taxes for prior period use	296	—
Add: Impairment charge	—	364
Income tax expense related to the items above (1)	(378)	(142)
Net income allocated to participating securities - effect on reconciling items	(3)	(2)
Adjusted net income allocated to common stockholders	$49,942	$42,299

Reconciliation of GAAP Diluted EPS to Non-GAAP
GAAP diluted earnings per common share	$0.60	$0.50
Per share impact of non-GAAP adjustments noted above	0.01	—
Adjusted diluted earnings per common share	$0.61	$0.50

Reconciliation of GAAP Operating Margin to Non-GAAP
GAAP operating revenue	$162,330	$142,839
Non-GAAP adjustments noted above	—	—
Adjusted operating revenue	$162,330	$142,839
GAAP operating expenses	$82,849	$73,286
Non-GAAP adjustments noted above	(1,125)	—
Adjusted operating expenses	$81,724	$73,286
GAAP operating income	$79,481	$69,553
Non-GAAP adjustments noted above	1,125	—
Adjusted operating income	$80,606	$69,553
Adjusted operating margin	49.7%	48.7%

(1) GAAP to Non-GAAP reconciling items that are associated with our controlling interest in Vest Financial Group Inc. are not tax effected.

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Income (Unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
(in thousands, except per share amounts)	2016	2015

Operating Revenues:
Transaction fees	$118,004	$98,723
Access fees	13,249	13,686
Exchange services and other fees	11,391	9,728
Market data fees	7,969	8,012
Regulatory fees	9,100	8,382
Other revenue	2,617	4,308
Total Operating Revenues	162,330	142,839

Operating Expenses:
Compensation and benefits	27,106	25,439
Depreciation and amortization	11,851	10,402
Technology support services	5,678	5,325
Professional fees and outside services	13,631	11,950
Royalty fees	19,114	14,150
Order routing	104	787
Travel and promotional expenses	2,515	2,501
Facilities costs	1,528	1,384
Other expenses	1,322	1,348
Total Operating Expenses	82,849	73,286

Operating Income	79,481	69,553

Other Income/(Expense):
Investment income	707	51
Net income/(loss) from investments	306	(327)
Interest and other borrowing costs	(27)	—
Total Other Income/(Expense)	986	(276)

Income Before Income Taxes	80,467	69,277
Income tax provision	31,291	27,018
Net Income	49,176	42,259
Net loss attributable to noncontrolling interests	224	—
Net Income Excluding Noncontrolling Interests	49,400	42,259
Net income allocated to participating securities	(202)	(180)
Net Income Allocated to Common Stockholders	$49,198	$42,079

Net Income Per Share Allocated to Common Stockholders:
Basic	$0.60	$0.50
Diluted	0.60	0.50
Weighted average shares used in computing income per share:
Basic	81,818	83,956
Diluted	81,818	83,956

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets (Unaudited)
March 31, 2016 and December 31, 2015

(in thousands, except share amounts)	March 31, 2016	December 31, 2015
Assets
Current Assets:
Cash and cash equivalents	$107,482	$102,253
Accounts receivable - net of allowances	57,604	62,535
Marketing fee receivable	6,585	5,682
Income taxes receivable	4,778	27,901
Other prepaid expenses	7,978	5,122
Other current assets	264	625
Total Current Assets	184,691	204,118

Investments	53,485	48,430
Land	4,914	4,914
Property and Equipment:
Total Property and Equipment—Net	58,063	60,360
Goodwill and Intangible Assets—Net	36,484	10,033
Total Other Assets—Net	57,193	56,933
Total	$394,830	$384,788

Liabilities, Redeemable Noncontrolling Interest and Stockholders’ Equity
Current Liabilities:
Accounts payable and accrued expenses	$50,387	$60,104
Marketing fee payable	7,058	6,141
Deferred revenue and other liabilities	14,726	4,019
Post-retirement benefit obligation - current	81	100
Contingent consideration - current	3,407	2,000
Income taxes payable	7,695	1,633
Total Current Liabilities	83,354	73,997

Total Long-term Liabilities	50,949	51,146
Total Liabilities	134,303	125,143

Redeemable Noncontrolling Interests	12,600	—

Stockholders’ Equity:
Preferred stock, $0.01 par value: 20,000,000 shares authorized, no shares issued and outstanding at March 31, 2016 or December 31, 2015	—	—
Common stock, $0.01 par value: 325,000,000 shares authorized; 92,934,561 issued and 81,550,703 outstanding at March 31, 2016; 92,738,803 issued and 82,088,549 outstanding at December 31, 2015	929	927
Additional paid-in-capital	128,080	123,577
Retained earnings	633,876	603,597
Treasury stock at cost – 11,383,858 shares at March 31, 2016 and 10,650,254 shares at December 31, 2015	(514,163)	(467,632)
Accumulated other comprehensive loss	(795)	(824)
Total Stockholders’ Equity	247,927	259,645

Total	$394,830	$384,788

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CBOE Holdings, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows (Unaudited)
Three Months Ended March 31, 2016 and 2015

	Three Months Ended March 31,
(in thousands)	2016	2015
Cash Flows from Operating Activities:
Net income	$49,176	$42,259
Adjustments to reconcile net income to net cash flows from operating activities:

Depreciation and amortization	11,851	10,402
Other amortization	21	11
Provision for deferred income taxes	(184)	601
Stock-based compensation	3,363	2,655
Loss on disposition of property	1	170
Equity (gain) in investment	(306)	(37)
Impairment of investment and other assets	—	118
Net change in assets and liabilities	33,506	22,276
Net Cash Flows provided by Operating Activities	97,428	78,455
Cash Flows from Investing Activities:
Capital and other assets expenditures	(8,934)	(7,536)
Acquisition of a majority interest in a business, net of cash received	(14,257)	—
Investments	(4,749)	(30,469)
Other	27	246
Net Cash Flows used in Investing Activities	(27,913)	(37,759)
Cash Flows from Financing Activities:
Payment of quarterly dividends	(18,897)	(17,725)
Purchase of common stock from employees	(4,119)	(3,119)
Excess tax benefit from stock-based compensation	1,142	1,194
Purchase of common stock under announced program	(42,412)	(31,415)
Net Cash Flows used in Financing Activities	(64,286)	(51,065)

Net Increase/(Decrease) in Cash and Cash Equivalents	5,229	(10,369)

Cash and Cash Equivalents at Beginning of Period	102,253	147,927
Cash and Cash Equivalents at End of Period	$107,482	$137,558

Supplemental Disclosure of Cash Flow Information
Cash paid for income taxes	$—	$2,695

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